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                                                                    EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

As independent petroleum consultants, we hereby consent to (i) the reference to our firm under the caption "Reserves" in Notes to Consolidated Financial Statements (Note #18) of the Registration Statement on Form S-4 (the "Registration Statement") of HarCor Energy, Inc. and (ii) the summarization of our reports entitled "Evaluation of Oil and Gas Reserves to the Interests of HarCor Energy, Inc. in Various Properties, Effective January 1, 1992, Pursuant to the Requirements of the Securities and Exchange Commission, Williamson Project 1.7834" dated February 27, 1992 and "Evaluation of Oil and Gas Reserves to the Interests of HarCor Energy, Inc. in Various Properties, Effective January 1, 1993, Pursuant to the Requirements of the Securities and Exchange Commission, Williamson Project 2.7976" dated March 5, 1993 in the Registration Statement to be filed with the Securities and Exchange Commission on or about August 18, 1995.

                                          WILLIAMSON PETROLEUM CONSULTANTS, INC.

Houston, Texas
August 17, 1995